Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-51691) of the Triton Energy Corporation 401(k) Savings Plan of our report dated June 26, 1995 appearing on page F-2 of this Annual Report on Form 11-K.






PRICE WATERHOUSE LLP
Dallas, Texas
June 26, 1995